United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2017

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 600, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.  Entry into a Material Definitive Agreement.

Perficient, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) dated as of June 9, 2017, by and among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent and the other lenders parties thereto.  The Credit Agreement replaces the Company’s existing Second Amended and Restated Credit Agreement dated as of July 13, 2013 between the Company, Silicon Valley Bank and the other lenders and signatories thereto (the “Existing Credit Agreement”).

The Credit Agreement provides for revolving credit borrowings of up to a maximum principal amount of $125 million. In addition, the Company may cause the commitments to increase by up to an additional $75 million, subject to the approval of the applicable lenders providing such additional financing.   The new credit facility will be used to repay amounts due under the Existing Credit Agreement, including the payment of fees and expenses associated with such repayment and for working capital and general corporate purposes.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at a base rate or a LIBOR rate, plus, in each case, an applicable margin. The applicable margin ranges from zero to 0.50% for base rate borrowings and 1.00% to 1.75% for LIBOR borrowings. The applicable margin varies based on the Company’s consolidated leverage ratio. The Company must also pay a commitment fee to the lenders ranging between 0.150% to 0.200% per annum on the unused portion of the $125 million revolving credit facility along with other standard fees.

All outstanding amounts owed under the Credit Agreement become due and payable no later than the final maturity date of June 9, 2022.  The Credit Agreement contains customary affirmative and negative covenants, including, among other things, covenants requiring the Company to maintain certain financial ratios. The Credit Agreement also contains customary events of default.

The Company’s obligations under the Credit Agreement are currently secured by first priority liens on all of the Company’s and its domestic subsidiaries’ assets and a pledge of all of the Company’s equity interests in its domestic subsidiaries.   Additionally, the Company’s domestic subsidiaries provide guarantees for all obligations of the Company under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Items 1.02.  Termination of a Material Definitive Agreement.

 The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit
Number	Description

10.1	Credit Agreement, dated as of June 9, 2017, by and among Perficient, Inc., as Borrower, Wells Fargo Bank, National Association, as administrative agent and the other lenders parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: June 12, 2017	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

10.1	Credit Agreement, dated as of June 9, 2017, by and among Perficient, Inc., as Borrower, Wells Fargo Bank, National Association, as administrative agent and the other lenders parties thereto.